UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 2, 2009

GOLDSPRING, INC.
(Exact Name of Registrant as Specified in its Charter)

Florida	000-32429	65-0955118
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 American Flat Road, Gold Hill, Nevada 89440
(Address of principal executive offices) (Zip Code)

Registrant's Telephone Number, Including Area Code: (775) 847-5272

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Election of a Director.

Effective as of January 27, 2009, the Company’s Board of Directors has appointed Jeffrey Pontius to serve as an independent director of the Company.   Mr. Pontius is a corporate leader, a builder of successful companies and organizations.  From 2006-Present, he has been President/CEO International Tower Hill Mines Ltd., Denver Colorado and was instrumental in the acquisition of assets from AngloGold for a Canadian junior exploration company as well as designing and implemented company strategy.  From 2004-2006, he was the North American Exploration Manager for AngloGold Ashanti Ltd, Denver Colorado.   He managed company exploration activities throughout North America, encompassing a broad range of projects and acquisition evaluations.  From1997-2004, he was Senior US Exploration Manager for AngloGold North America Inc., Elko, Nevada and managed multi-million dollar exploration programs covering western North America (Great Basin - Alaska - Central America - Canada), including management of the  Jerritt Canyon exploration program.

ITEM 9.01 EXHIBITS

99.1  Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDSPRING, INC.

February 2, 2009	By:	/s/ Robert T. Faber
Robert T. Faber
President and Chief Financial Officer

EXHIBITS

Exhibit 99.1  Press Release dated February 2, 2009